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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 3, 2000 except for Note 17, as to which the date is March 17, 2000, included in the Annual Report on Form 10-K of American Industrial Properties REIT for the year ended December 31, 1999, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

We further consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-46699), the Registration Statement on Form S-3 (File No. 333-48555), the Registration Statement on Form S-3 (File No. 333-52879) and the Registration Statement on Form S-8 (File No. 333-69625) of American Industrial Properties REIT of our report dated February 3, 2000 except for Note 17, as to which the date is March 17, 2000 with respect to the consolidated financial statements of American Industrial Properties REIT as of December 31, 1999 and for the year then ended included in this Annual Report on Form 10-K/A for the year ended December 31, 1999.



                                                   /s/ Ernst & Young LLP


Dallas, Texas
March 22, 2001